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[ROADWAY(R) CORPORATION LOGO]

                                                                    Exhibit 99.1





CONTACT:    John M. Hyre
            Investor and Public Relations
            (330) 258-6080


                  ROADWAY ANNOUNCES $225 MILLION DEBT ISSUANCE

AKRON, Ohio - November 16, 2001 - Roadway Corporation (Nasdaq: ROAD) today announced that it is planning an offering of $225 million of Senior Notes due 2008 to certain institutional investors and non-U.S. persons in an offering exempt from the registration requirements of the Securities Act of 1933. The Company intends to use the proceeds to fund, in part, its acquisition of Arnold Industries, Inc.

The Notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.

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